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TABLE OF CONTENTS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

303-293-9379
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On December 30, 2004, Tipperary Oil & Gas Australia Pty Ltd ("TOGA"), the Australian subsidiary of Tipperary Corporation, entered into an agreement to supply natural gas to Santos QNT Pty Ltd ("Santos"), an unrelated party. The contract commencement date is January 1, 2005, and the term is 21 months. The contract provides that Santos will purchase a minimum of 7,200 and a maximum of 9,700 Mcf of gas per day.

        TOGA will supply gas under this contract from the Comet Ridge coalseam gas project located in Queensland, Australia. Tipperary Corporation and subsidiaries have a 71.7% pre-royalty interest in the Comet Ridge production. The other working interest owners may elect to participate by up to 28.3% of gas deliveries for the new contracts.

SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON
By:	/s/ DAVID L. BRADSHAW David L. Bradshaw, President, Chief Executive Officer and Chairman of the Board

Date: January 4, 2005